Exhibit 2(n)(ii)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Pilgrim Prime Rate Trust:

We consent to the use of our report dated April 13, 2001 incorporated herein by reference and to the references to our firm under the headings "Auditors" and "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Los Angeles, California
June 25, 2001